UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2025

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per Share	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

364-Day Credit Agreement

On July 21, 2025 (the “Effective Date”), Motorola Solutions, Inc. (the “Company”) entered into a delayed-draw term loan credit agreement (the “364-Day Credit Agreement”) with the lenders named therein and Mizuho Bank, Ltd. (“Mizuho”), as administrative agent, with aggregate lending commitments of $750.0 million for a senior, unsecured delayed draw term loan in connection with the Company’s previously announced acquisition of all of the issued and outstanding equity interests of Silvus Technologies Holdings Inc. (“Silvus”) from Silvus Technologies Group LLC (“Seller”), pursuant to that certain Purchase and Sale Agreement, dated as of May 27, 2025, among the Company, Seller and Silvus (the “Purchase Agreement” and the acquisition of Silvus, the “Silvus Acquisition”).

The availability of the term loan under the 364-Day Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein, including the substantially concurrent closing of the Silvus Acquisition. The term loan will be funded in a single borrowing on the date of the closing of the Silvus Acquisition and will be used to finance a portion of (i) the consideration payable by the Company pursuant to the Purchase Agreement, (ii) the refinancing of certain outstanding indebtedness of Silvus and (iii) certain related fees and expenses.

Unless previously terminated, commitments under the 364-Day Credit Agreement will terminate upon the earliest of (i) the earlier of (x) five business days after the Silvus Outside Date (as defined in the 364-Day Credit Agreement) and (y) May 26, 2026, (ii) the occurrence of the closing of the Silvus Acquisition without the funding of any term loans under the 364-Day Credit Agreement and (iii) the termination of the Purchase Agreement by the Company in writing in accordance with its terms. Borrowings under the 364-Day Credit Agreement will mature 364 days from the date of funding (subject to the Company’s right, in its sole discretion, to extend the maturity date of a portion of the loan to the date that is the second anniversary of the funding date (the “Extended Loan”)), and are not subject to amortization.

Borrowings under the 364-Day Credit Agreement will be made in U.S. Dollars and bear interest at rates per annum, determined, at the Company’s option, by reference to (a) a base rate or (b) Term SOFR plus, in each case, the Applicable Margin (as defined in the 364-Day Credit Agreement) based on the Company’s corporate credit rating. In addition, the Company will pay a ticking fee on aggregate commitments equal to 12.5 basis points. The Company will also pay an extension fee equal to 5 basis points of the aggregate principal amount, if any, of the Extended Loan.

Certain other material terms of the 364-Day Credit Agreement include (i) a financial covenant requiring the Company to maintain compliance with a leverage ratio, (ii) restrictive covenants (subject, in each case, to certain customary exceptions and amounts) that limit the Company’s ability to, among other things, create liens and enter into sale and leaseback transactions, (iii) customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments and (iv) customary representations and warranties.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Three-Year Credit Agreement

Also on the Effective Date, the Company entered into a delayed-draw term loan credit facility (the “Three-Year Credit Agreement”) with Bank of America, N.A., as administrative agent and lender, with aggregate lending commitments of $750.0 million for a senior, unsecured delayed-draw term loan in connection with the Silvus Acquisition.

The availability of the term loan under the Three-Year Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein, including the substantially concurrent closing of the Silvus Acquisition. The term loan will be funded in a single borrowing on the date of the closing of the Silvus Acquisition and will be used to finance a portion of (i) the consideration payable by the Company pursuant to the Purchase Agreement, (ii) the refinancing of certain outstanding indebtedness of Silvus and (iii) certain related fees and expenses.

Unless previously terminated, commitments under the Three-Year Credit Agreement will terminate upon the earliest of (i) the earlier of (x) five business days after the Silvus Outside Date (as defined in the Three-Year Credit Agreement) and (y) May 26, 2026, (ii) the occurrence of the closing of the Silvus Acquisition without the funding of any term loans under the Three-Year Credit Agreement and (iii) the termination of the Purchase Agreement by the Company in writing in accordance with its terms. Borrowings under the Three-Year Credit Agreement will mature three years from the date of funding, and are not subject to amortization.

Borrowings under the Three-Year Credit Agreement will be made in U.S. Dollars and bear interest at rates per annum, determined, at the Company’s option, by reference to (a) a base rate or (b) Term SOFR plus, in each case, the Applicable Margin (as defined in the Three-Year Credit Agreement) based on the Company’s corporate credit rating. In addition, the Company will pay a ticking fee on aggregate commitments between 9 and 25 basis points based on the Company’s corporate credit rating.

Certain other material terms of the Three-Year Credit Agreement include (i) a financial covenant requiring the Company to maintain compliance with a leverage ratio, (ii) restrictive covenants (subject, in each case, to certain customary exceptions and amounts) that limit the Company’s ability to, among other things, create liens and enter into sale and leaseback transactions, (iii) customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments and (iv) customary representations and warranties.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Three-Year Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	364-Day Term Loan Credit Agreement, dated as of July 21, 2025, among Motorola Solutions, Inc., the Banks party thereto and Mizuho Bank, Ltd., as Administrative Agent.

10.2	Three-Year Term Loan Credit Agreement, dated as of July 21, 2025, between Motorola Solutions, Inc. and Bank of America, N.A., as Administrative Agent and Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.

Dated: July 21, 2025	By:	/s/ Kristin Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary